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                                                                    Exhibit 3.33

                           U.S.I. HOLDINGS CORPORATION
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                            SERIES V PREFERRED STOCK

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                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

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          We, the undersigned, President and Secretary, respectively, of U.S.I.
HOLDINGS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), in accordance with the provisions of Section 151 or the GCL, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolutions on February 18, 1999:

          RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issuance of a series of the Preferred Stock of the Corporation and hereby fixes the designation, dividend rate, redemption provisions, voting powers, rights on liquidation or dissolution, conversion rights and other preferences and relative participating, optional or special rights, and the qualifications, limitations or restrictions thereof, as follows:

          1. Designation: Number of Shares. There is hereby created from the
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authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the Corporation's "Series V Preferred Stock". The number of shares of Series V Preferred Stock shall be one million.

          2. Voting. (a) Except as otherwise expressly provided herein or as
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required by law, the holder of each share of the Series V Preferred Stock shall be entitled to the number of votes equal to number of shares of Common Stock of the Corporation (the "Common Stock") into which such share of Series V Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series V Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

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          (b) So long as shares of Series V Preferred Stock are outstanding, the
Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of the Series V Preferred Stock alter or change the rights, preferences or privileges of the shares of Series V Preferred Stock so as to affect adversely the holders of the altered or changed series.

          3. Dividends. (a) No dividends shall accumulate on the Series V
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Preferred Stock. In the event the Corporation shall declare a cash dividend on any series of Preferred Stock, then, in each such case, the dividend shall be distributed ratably among the holders of Series V Preferred Stock and any other series of Preferred Stock then entitled to share in such dividend in proportion to the aggregate liquidation preference of the shares of Series V Preferred Stock and any such other series of Preferred Stock held by each holder of Preferred Stock.

          (b) In the event the Corporation shall declare a cash dividend on the Common Shares, then, in each such case, the holders of Series V Preferred Stock shall be entitled to a proportionate share of any such dividend as though the holders of the Series V Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which the shares of Series V Preferred Stock are convertible as of the record date fixed for the determination of the holders entitled to receive such dividend.

          (c) Cash dividends shall be paid only when, as and if declared by unanimous vote of the Board of Directors.

          4. Liquidation Preference. (a) Upon the dissolution, complete
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liquidation or winding up of the Corporation, the holder of each share of Series
V Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Shares or any other class of capital stock ranking junior to the Series V Preferred Stock upon liquidation which may be authorized and issued from time to time, an amount per share of Series V Preferred Stock equal to $7.00 per share of Series V Preferred Stock (the "Original Series V Issue Price" or the "Series V Liquidation Preference"); provided that if the amount distributable to stockholders are not sufficient to
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make full payment of the aforesaid preferential amounts to the holders of the
Series V Preferred Stock in accordance herewith and to the holders of each other series of Preferred Stock ranking on a parity with the Series V Preferred Stock, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount distributable to stockholders shall be distributed among the holders of the Series V Preferred Stock and each other series of Preferred Stock entitled to participate therein in proportion to the liquidation preference of the shares held by each such holder.

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          (b) Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily.

          (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series V Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay the Series V Liquidation Preference in full, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with or junior to the shares of Series V Stock Preferred upon such dissolution, liquidation or winding up unless, in the case of any capital stock ranking on a parity with the Series V Preferred Stock, distributive amount shall be paid on account of the shares of Series V Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          5. Conversion upon Initial Public Offering. The Corporation shall have
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the right, exercisable at its option, on, or before the date of the first anniversary of, the date on which the Corporation consummates its initial sale of its Common Stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits and reclassifications) and aggregate proceeds of not less than $75,000,000 (a "Public Offering"), to convert in whole the Series V Preferred Stock then outstanding into shares of Common Stock (a "Forced Conversion") in accordance with the terms of this Section 5; provided,
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however, that the aggregate proceeds of a Public Offering set forth in the
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preceeding clause shall be not less than $50,000,000 in the event that (i) the underwriter(s) advises the Corporation that the market would accept a Public Offering in the amount of $75,000,000 or greater and (ii) the Corporation requires proceeds at that time of less than $75,000,000 and no security holder of the Corporation having piggyback registration rights desires at that time to sell such securities in a secondary offering so as to increase the size of the offering to $75,000,000. Upon the date of any Forced Conversion each share of Series V Preferred Stock shall be converted into the number of shares of Common Stock into which such share could then be converted pursuant to Section 7 hereof.

          (a) The Corporation shall give written notice of a Forced Conversion (the "Forced Conversion Notice") at least 5, but not more than 20, days prior to the date fixed for conversion to each holder of shares of Series V Preferred Stock to be converted at such holder's address as it appears on the transfer books of the Corporation. If the Forced Conversion Notice is given prior to consummation of the Public Offering, it shall state that the Forced Conversion is conditioned upon consummation of the Public Offering. The Forced Conversion Notice shall state:

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          (i) the Series V Liquidation Preference per share of Series V
     Preferred Stock;

          (ii) the date fixed for the Forced Conversion: and

          (iii) that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series V Preferred Stock are to be surrendered for conversion, in the manner designated, his certificate or certificates representing the shares of Series V Preferred Stock to be converted.

          6. Reacquired Shares. Any shares of Series V Preferred Stock
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converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled upon acquisition thereof and shall not be reissued by the Corporation.

          7. Conversion. The holders of the Series V Preferred Stock shall have
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conversion rights as follows (the "Conversion Right"):

          (a) Right to Convert. Each share of Series V Preferred Stock shall be
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convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series V Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series V Issue Price by the Conversion Price at the time in effect for such share. The Initial Conversion Price per share for shares of Series V Preferred Stock shall be the Original Series V Issue Price subject to adjustment as set forth in subsections 7(c)(i) and 7(c)(ii).

          (b) Mechanics of Conversion. Before any holder of Series V Preferred
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Stock shall be entitled to convert the same into shares of Common Stock or receive the shares of Common Stock into which the Series V Preferred Stock has been converted, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series V Preferred Stock, or to nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and, in the case of partial conversions, a certificate or certificates for the number of shares of Series V Preferred Stock which have not been converted. Such conversion shall be deemed to have been made (i) (other than in the event of a Forced Conversion) immediately prior to the close of business on the date of such surrender of the shares of Series V Preferred Stock to be converted and (ii) in the case of a Forced Conversion, on the date fixed for conversion (which no event shall occur prior to the consummation of the Public

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Offering), and the person or persons entitled to receive the shares of Common
Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          (c) Conversion Price Adjustments of Series V Preferred Stock. The
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Conversion Price of the Series V Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) In the event the Corporation should at any time or from time to time after the date of original issuance of the Series V Preferred Stock ("Series V Original Issue Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional shares of Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common shares (hereinafter referred to as "Common Share Equivalents") without payment of any consideration by such holder for the additional shares of Common Shares or the Common Share Equivalents (including the additional shares of Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series V Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of Shares of Common Shares outstanding and those issuable with respect to such Common Share Equivalents. The aggregate maximum number of shares of Common shares deliverable pursuant to Common Share Equivalents shall be deemed to have been issued at the time such Common Share Equivalents were issued. However, upon the expiration of such Common Share Equivalent where none, or only a portion, of the aggregate maximum number of shares of Common Shares issuable thereunder were actually issued, the Conversion Price of the Series V Preferred Stock, to the extent in any way affected by the issuance of such Common Share Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Shares actually issued.

          (ii) If the number of shares of Common Shares outstanding at any time after the Series V Original Issue Date is decreased by a combination of the outstanding shares of Common Shares, then, following the record date of such combination, the Conversion Price for the Series V Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

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          (d) Other Distributions. In the event the Corporation shall declare a
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distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 7(c), then, in each such case for the purpose of this subsection 7(d), the holders of the Series V Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series V Preferred Stock are convertible, at the election of the holder, as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (e) Recapitalization. If at any time or from time to time there shall
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be a recapitalization of the Common Shares (whether by merger, consolidation, combination or otherwise, but not including any subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7 or
Section 8) provision shall be made so that the holders of the Series V Preferred Stock shall thereafter be entitled to receive upon conversion of the Series V Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion, at the election of the holder, would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series V Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series V Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (f) No Impairment. The Corporation will not, by amendment of this
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Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series V Preferred Stock against impairment.

          (g) No Fractional Shares and Certificate as to Adjustments.
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          (i) No fractional shares shall be issued upon conversion of the Series
     V Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series

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                                      -7-

     V Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series V Preferred Stock pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series V Preferred Stock which was adjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series V Preferred Stock which was adjusted, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such holder's Series V Preferred Stock.

          (h) Notices of Record Date. In the event of any taking by the
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Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series V Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (i) Reservation of Stock Issuable upon Conversion. The Corporation
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shall at all times preserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series V Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series V Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series V Preferred Stock. In addition to such other remedies as shall be available to the holder of such Series V Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (j) Notices. Any notice required by the provisions of this Section 7
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to be given to the holders of shares of Series V Preferred Stock shall be deemed given if deposited in the

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United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     8. Merger, Consolidation. At any time, in the event of:
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          (i) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity, or

          (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders immediately prior to such sale will; as a result of such sale, hold (by virtue of securities issued as consideration for the Corporation's sale) at least 50% of the voting power of the purchasing entity, then

               (a) Holders of the Series V Preferred Stock shall receive for each share of such stock in cash or in securities received from the acquiring entity or entities, or in a combination thereof, at the closing of any such transaction, the Series V Liquidation Preference; provided that if the amounts
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distributable to stockholders are not sufficient to make full payment of the aforesaid preferential amounts to the holders of the Series V Preferred Stock in accordance herewith, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount distributable to stockholders shall be distributed among the holders of the Series V Preferred Stock and any other series of Preferred Stock entitled to participate therein in proportion to the liquidation preference of the shares held by each such holder.

               (b) The Corporation shall give each holder of record of Series V Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 8 and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of the Series V Preferred Stock.

               (c) The provisions of this Section 8 are in addition to the provisions of Section 2 hereof.

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          IN WITNESS WHEREOF, U.S.I. HOLDINGS CORPORATION has caused this certificate to be executed by John Addeo and Ernest J. Newborn, Jr. being the President and Secretary, respectively, of the Corporation this 18 day of 1999.


                                                                /s/ John Addeo
                                                                ---------------
                                                                   President

ATTEST:


/s/ Ernest J. Newborn, Jr.
--------------------------
       Secretary